CASTion CORPORATION

FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

CASTion CORPORATION
FINANCIAL STATEMENTS

TABLE OF CONTENTS

Independent Auditors' Report	1
Financial Statements:	
Balance Sheets	2
Statements of Operations	3
Statement of Stockholders' Deficit	4
Statements of Cash Flows	5
Notes to Financial Statements	6 – 13

MEYERS BROTHERS KALICKA, P.C.
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
CASTion Corporation

We have audited the accompanying balance sheets of CASTion Corporation as of December 31, 2006 and 2005 and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CASTion Corporation as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12 to the financial statements, on July 2, 2007, the Company and its stockholders sold a majority of the outstanding preferred stock. The Company will be required to file consolidated financial statements with the acquirer in 2007.

Meyers Brothers Kalicka, P.C.

Holyoke, Massachusetts
September 10, 2007

330 Whitney Avenue, Suite 800 • Holyoke, Massachusetts 01040
telephone 413-536-8510 • facsimile 413-533-8399

55 Federal Street, P.O. Box 628 • Greenfield, Massachusetts 01302
telephone 413-774-7555 • facsimile 413-774-7244

www.meyerskalicka.com

CASTion CORPORATION

BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

ASSETS

	2006	2005
Current assets		
Cash	$ 12,649	$ 70,230
Accounts receivable, net	148,846	229,696
Inventories	223,545	161,914
Prepaid expenses and employee advances	30,903	37,007
Total current assets	415,943	498,847
Property and equipment, at cost		
Machinery and equipment	156,030	145,589
Furniture and computer equipment	200,379	197,349
Vehicles	97,577	89,355
Total, at cost	453,986	432,293
Less: accumulated depreciation	(329,865)	(289,896)
Total property and equipment, net	124,121	142,397
Other assets		
Deposit	4,800	4,800
Lease acquisition costs, net	1,643	3,160
Deferred financing costs	-	43,269
Deferred tax asset	-	100,000
Total other assets	6,443	151,229
Total assets	$ 546,507	$ 792,473

LIABILITIES AND STOCKHOLDERS' DEFICIT

	2006	2005
Current liabilities		
Borrowings under line of credit - future stockholder	$ 493,376	$ -
Borrowings under line of credit - bank	245,000	250,000
Accounts payable, trade	531,643	411,185
Accrued expenses	366,128	273,036
Notes payable - stockholders	1,659,511	950,495
Long-term debt, current	78,138	6,298
Deferred revenue	393,214	798,232
Total current liabilities	3,767,010	2,689,246
Long-term debt, non-current	-	4,198
Total liabilities	3,767,010	2,693,444
Stockholders' deficit		
Preferred stock, no par value, 1,340,000 shares authorized, 583,603 shares issued, 568,002 shares outstanding in 2006 (Note 7)	3,405,789	8,860,459
Common stock, no par value, 2,000,000 shares authorized, 8,513 shares issued, 4,724 shares outstanding	824,577	824,577
Additional paid in capital	5,529,831	75,161
Accumulated deficit	(12,765,223)	(11,511,832)
Treasury stock, 3,789 shares of common stock, at cost	(121,536)	(121,536)
Treasury stock, 15,601 shares of preferred stock, at cost	(93,941)	(27,800)
Total stockholders' deficit	(3,220,503)	(1,900,971)
Total liabilities and stockholders' deficit	$ 546,507	$ 792,473

The accompanying notes are an integral part of these financial statements.

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CASTion CORPORATION

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Net sales	$ 3,924,556	$ 2,546,736
Cost of goods sold	3,926,842	2,837,872
Gross loss	(2,286)	(291,136)
Selling expenses	367,808	214,633
General and administrative expenses	634,877	658,274
Loss from operations	(1,004,971)	(1,164,043)
Other income (expense)		
Interest income	5,609	4,555
Interest expense	(152,429)	(109,354)
Total other expense	(146,820)	(104,799)
Loss before income taxes	(1,151,791)	(1,268,842)
Income tax expense - current	(1,600)	(1,585)
Income tax expense - deferred	(100,000)	-
Total tax expense	(101,600)	(1,585)
Net loss	$ (1,253,391)	$ (1,270,427)

The accompanying notes are an integral part of these financial statements.

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CASTion CORPORATION

STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Preferred Stock												
	Series A Convertible	Series A-1 Convertible	Series B-1 Convertible	Series B-2 Convertible	Series C-1 Convertible	Series C-2 Convertible	Series C-3 Convertible	Series C-4 Convertible	Common Stock	Additional Paid in Capital	Accumulated Deficit	Treasury Stock	Total Stockholders' (Deficit)
Balance - December 31, 2004	$ 1,345,499	$ 611,854	$ 2,699,159	$ 284,093	$ 1,049,438	$ 2,870,416	$ -	$ -	$ 824,577	$ 75,161	$ (10,241,405)	$ (149,336)	$ (630,544)
Net loss	-	-	-	-	-	-	-	-	-	-	(1,270,427)	-	(1,270,427)
Balance - December 31, 2005	$ 1,345,499	$ 611,854	$ 2,699,159	$ 284,093	$ 1,049,438	$ 2,870,416	$ -	$ -	$ 824,577	$ 75,161	$ (11,511,832)	$ (149,336)	$ (1,900,971)
Transfer of Series A Convertible shares	(1,345,499)							3,448		1,342,051			-
Transfer of Series A-1 Convertible shares		(611,854)						5,750		606,104			-
Transfer of Series B-1 Convertible shares			(2,699,159)					35,592		2,663,567			-
Transfer of Series B-2 Convertible shares				(284,093)				10,154		273,939			-
Transfer of Series C-2 Convertible shares						(833,869)	538,750			295,119			-
Transfer of Series C-2 Convertible shares						(773,884)		499,994		273,890			-
Purchase of Treasury Stock												(66,141)	(66,141)
Net loss	-	-	-	-	-	-	-	-	-	-	(1,253,391)	-	(1,253,391)
Balance - December 31, 2006	$ -	$ -	$ -	$ -	$ 1,049,438	$ 1,262,663	$ 538,750	$ 554,938	$ 824,577	$ 5,529,831	$ (12,765,223)	$ (215,477)	$ (3,220,503)

	Preferred Stock									
	Series A Convertible	Series A-1 Convertible	Series B-1 Convertible	Series B-2 Convertible	Series C-1 Convertible	Series C-2 Convertible	Series C-3 Convertible	Series C-4 Convertible	Common Stock	Treasury Stock
Shares Outstanding - December 31, 2005	8,812	8,668	8,258	2,356	124,968	430,286	-	-	4,724	4,044
Transfer of Series A Convertible shares	(800)							800		
Transfer of Series A-1 Convertible shares		(1,334)						1,334		
Transfer of Series B-1 Convertible shares			(8,258)					8,258		
Transfer of Series B-2 Convertible shares				(2,356)				2,356		
Transfer of Series B-2 Convertible shares										
Transfer of Series C-2 Convertible shares						(125,000)	125,000			
Transfer of Series C-2 Convertible shares						(116,008)		116,008		
Purchase of Treasury Stock	(8,012)	(7,334)								15,346
Net loss	-	-	-	-	-	-	-	-	-	-
Shares outstanding - December 31, 2006	-	-	-	-	124,968	189,278	125,000	128,756	4,724	19,390

The accompanying notes are an integral part of these financial statements.

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CASTion CORPORATION

	2006	2005
Cash flows from operating activities		
Net loss	$ (1,253,391)	$ (1,270,427)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	41,486	48,977
Write-off deferred financing costs	43,269	
Deferred state income tax expense	100,000	-
Net changes in operating assets and liabilities:		
Accounts receivable	80,850	(36,952)
Inventories	(61,631)	201,181
Prepaid expenses and employee advances	6,104	(14,745)
Accounts payable, trade	120,458	58,515
Accrued expenses	93,092	29,455
Deferred revenue	(405,018)	548,261
Net cash used in operating activities	(1,234,781)	(435,735)
Cash flows from investing activities		
Purchase of machinery and equipment	(21,693)	(48,224)
Net cash used in investing activities	(21,693)	(48,224)
Cash flows from financing activities		
Net borrowings under lines of credit	488,376	-
Proceeds from notes payable - stockholders	709,016	431,573
Proceeds from (payment of) long-term debt	67,642	(10,795)
Purchase of treasury stock	(66,141)	-
Net cash provided by financing activities	1,198,893	420,778
Net decrease in cash	(57,581)	(63,181)
Cash, beginning of year	70,230	133,411
Cash, end of year	$ 12,649	$ 70,230
Supplemental disclosures of cash flow information		
Cash paid for interest	$ 29,181	$ 25,220
Cash paid for state taxes	1,600	1,230

The accompanying notes are an integral part of these financial statements.

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CASTion CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

1. **NATURE OF BUSINESS:**

CASTion Corporation (the Company) is engaged in the development and manufacturing of zero-discharge wastewater/process chemistry systems based on its proprietary CAST process. These systems are sold to customers in the food and beverage, chemical, electronic and other manufacturing industries throughout North America and Japan.

2. **SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:**

Accounts receivable

The Company extends unsecured credit to its customers and records a receivable at the aggregate unpaid amount. The Company considers any balance over 30 days to be past due and does not charge interest on these balances. Amounts considered uncollectible are written-off based on the specific customer balance outstanding. The Company's method for estimating its allowance for doubtful accounts is based on judgmental factors including known and inherent risks in the underlying balances, adverse situations that may affect the customer's ability to pay and current economic conditions. The allowance for doubtful accounts was $40,045 at December 31, 2006 and 2005.

Inventories

Inventories at December 31, 2006 and 2005, include raw materials and supplies. Inventories are stated at the lower of cost (first-in, first-out) or market.

Revenue recognition

Work is performed primarily under fixed-price contracts. The lengths of contracts vary but are typically less than one year. Contract-related items on the balance sheet have realization and liquidation periods of less than one year and are therefore classified as current.

Revenues from fixed-price contracts are recognized under the percentage of completion method, measured by the percentage of costs incurred to total estimated costs.

Contract costs include all direct material and labor costs and indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which revisions are determined.

Costs and estimated earnings in excess of billings on uncompleted contracts represent revenues recognized in excess of amounts billed and are included in accounts receivable.

Billings in excess of costs and estimated earnings on uncompleted contracts represent amounts billed in excess of revenues earned and are included in deferred revenue.

Depreciation and amortization

The Company provides for depreciation by charges to operations in amounts estimated to recover the cost of its property and equipment over their estimated useful lives using the straight-line method as follows:

Asset Classification	Estimated Useful Life
Machinery and equipment	5 - 10 Years
Furniture and computer equipment	3 - 10 Years
Vehicles	5 years

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CASTion CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

Depreciation and amortization (continued)
Depreciation expense was $39,969 and $47,075 for the years ended December 31, 2006 and 2005, respectively.

The Company has intangible assets, patents, from the development of specific processes for their manufactured products. Patents with a definite life are amortized over the useful life of 17 years. During 2004, the Company also incurred lease acquisition costs of $5,056 as a part of obtaining a lease for their new operating facilities. Debt financing costs of $43,269 were incurred as a result of obtaining financing from stockholders during 2004. Due to terms of the purchase and sale agreement with ThermoEnergy Corporation and the related stockholders' debt being paid off in 2007, the financing costs were written-off in 2006. (see Note 12)

Amortization expense amounted to $1,517 for the years ended December 31, 2006 and 2005. Future amortization expense will be $1,517 in 2007 and $126 in 2008.

Operating leases
Rentals pertaining to non-capitalized lease agreements, which convey merely the right to use property, are charged to income as incurred.

Advertising
Advertising costs are expensed as incurred. Advertising expense was $8,143 and $21,903 for the years ended December 31, 2006 and 2005, respectively.

Income taxes
The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48 (FIN 48), "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109". FIN 48 clarifies the financial statement recognition and measurement of tax positions taken or expected to be taken by the Company when filing tax returns. The interpretation is effective for fiscal years beginning after December 15, 2006. The Company will adopt the provisions of FIN 48 on January 1, 2007. Management does not expect the provisions of FIN 48 to have a material impact on the Company's financial position or results of operations.

Shipping and handling
The Company classifies shipping and handling costs as cost of goods sold. Shipping costs are defined as the costs to get the finished product from the Company to the buyer. Handling costs are defined as the costs to store, move and prepare finished goods for shipment.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

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CASTion CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

Warranty reserve
The Company reserves for estimated warranty costs based on 4% of net sales of manufactured products sold.

Management has estimated a warranty liability of $193,329 and $69,392, at December 31, 2006 and 2005, respectively. The warranty liability is included in accrued expenses on the balance sheet.

3. RELATED PARTY TRANSACTIONS:

Board members
The Chairman of the Board for the Company receives compensation for his services to the Company and Board. Total compensation paid in 2005 was approximately $1,600. There was no compensation paid in 2006.

Stockholders
The Company has notes payable to stockholders as described in Note 4.

The Company has a note payable with an officer as described in Note 5.

4. NOTES PAYABLE - STOCKHOLDERS:

Notes payable - stockholders at December 31 consists of the following:

	2006	2005
Note payable to stockholder of $250,000 with interest at 10%, unpaid principal due February, 2006 with an option to extend payment in full to February, 2007, subject to stockholder approval. The note is unsecured and the balance includes $66,194 of accrued interest. The Company has the option to convert the note into shares of preferred stock. As part of the purchase and sale agreement this Note will be paid off in 2007. (see Note 12)	$ 316,194	$ 286,397
Note payable to stockholder of $250,000 with interest at 10%, unpaid principal due February, 2006 with an option to extend payment in full to February, 2007, subject to stockholder approval. The note is unsecured and the balance includes $66,194 of accrued interest. The Company has the option to convert the note into shares of preferred stock. As part of the purchase and sale agreement this Note will be paid off in 2007. (see Note 12)	316,194	286,397

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CASTion CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND2005

4. NOTES PAYABLE - STOCKHOLDERS: (CONTINUED)

		2006		2005
Note payable to stockholders of $261,251 with interest at 10%, unpaid principal due April, 2005 and extended to payment in full in February, 2007. The note is unsecured and the balance includes $46,102 of accrued interest. The Company has the option to convert the note into shares of preferred stock. As part of the purchase and sale agreement, these notes will be paid off in 2007. (see Note 12)		307,353		280,865
Note payable to stockholders of $87,100 with interest at 10%, unpaid principal due April, 2005 and extended to payment in full in February, 2007. The note is unsecured and the balance includes $17,309 of accrued interest. The Company has the option to convert the note into shares of preferred stock. As part of the purchase and sale agreement, these notes will be paid off in 2007. (see Note 12)		104,409		96,836
Note payable to stockholders of $300,000 with interest at 10%, unpaid principal due January, 2007. The note is unsecured and the balance includes $13,917 of accrued interest. The Company has the option to convert the note into shares of preferred stock. As part of the purchase and sales agreement, these notes will be paid off in 2007. (see Note 12)		313,917		-
Note payable to stockholders of $300,000 with interest at 10%, unpaid principal due March, 2007. The note is unsecured and the balance includes $1,444 of accrued interest. The Company has the option to convert the note into shares of preferred stock. As part of the purchase and sales agreement, these notes will be paid off in 2007. (see Note 12)		301,444		-
Total notes payable, stockholders	$	1,659,511	$	950,495

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CASTion CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

5. LONG-TERM DEBT:

Long-term debt at December 31 consists of the following:

	2006	2005
Installment note payable with interest at 10% to an officer of the Company, due in July 2007. The note is unsecured and the balance includes accrued interest of $4,465.	$ 74,465	$ -
Installment note payable to a finance company, due in monthly principal payments of $525 through August 2007, collateralized by a vehicle.	3,673	10,496
	78,138	10,496
Less - current maturities	(78,138)	(6,298)
Total, long-term debt	$ -	$ 4,198

6. BORROWINGS UNDER LINES OF CREDIT:

The Company has a $250,000 line of credit with a bank, which is secured by the assets of the Company. Interest only payments are due monthly at the bank's prime rate plus 5% for 2006 and 2% for 2005 (13.25% and 9.25% at December 31, 2006 and 2005, respectively). The line is subject to an annual review. The Company has failed to provide the bank with required financial reports in accordance with the agreement with the bank. The agreement provides that upon default, the bank may increase the variable interest rate of the line to 5% over the bank's prime rate. Effective May 2006, the bank has elected to increase the rate.

In September 2006, the Company obtained a $500,000 line of credit with ThermoEnergy Corporation ("ThermoEnergy"), which is secured by the assets of the Company. ThermoEnergy will be in a second lien position at all times to the first lien held by the bank. Interest only payments are due monthly at a fixed rate of 8%. Effective November 30, 2007, the outstanding balance will bear interest at the highest applicable rate allowable under the laws of the State of Arkansas, not to exceed 18%. (see Note 12).

7. STOCKHOLDERS' EQUITY (DEFICIT):

The schedule of convertible preferred stock shares outstanding as of December 31, 2006 and 2005 is as follows:

	2006	2005
Series A Preferred Stock	-	8,812
Series A-1 Preferred Stock	-	8,668
Series B-1 Preferred Stock	-	8,258
Series B-2 Preferred Stock	-	2,356
Series C-1 Preferred Stock	124,968	124,968
Series C-2 Preferred Stock	189,278	430,286
Series C-3 Preferred Stock	125,000	-
Series C-4 Preferred Stock	128,756	-
Total	568,002	583,348

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CASTion CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

7. **STOCKHOLDERS' EQUITY (DEFICIT): (CONTINUED)**

During March of 2006, the Company repurchased 8,012 shares of Preferred Stock Series A and 7,334 shares of Preferred Stock Series A-1 at a cost of $66,141.

This purchase was pursuant to a letter dated November 15, 2004 to all the holders of shares of Series A and A-1 Preferred Stock of the Company, in which the Company offered the holders of shares the following:

1. to purchase the shares at $4.31 per share or;
2. allow for the conversion of their shares into Preferred Stock Series C-2

During 2006, the Company eliminated the Series A and Series B Preferred Stock and transferred the issued and outstanding shares to a new class of Series C-4 Preferred Stock.

In addition, 125,000 and 116,008 shares C-2 Preferred Stock was transferred to Series C-3 Preferred Stock and Series C-4 Preferred Stock, respectively.

8. **INCOME TAXES:**

The following amounts of deferred tax assets and liabilities are included in the accompanying balance sheets as of December 31.

	2006	2005
Bad debt reserve	$ 16,000	$ 16,000
Warranty reserve	78,000	28,000
Other financial reserves	102,000	63,000
Accumulated depreciation	(5,000)	(4,000)
Net operating loss carryforwards	4,085,000	3,853,000
	4,276,000	3,956,000
Valuation allowance	(4,276,000)	(3,856,000)
Deferred tax asset	$ -	$ 100,000

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This reduction is necessary due to uncertainty as to the Company's ability to utilize all of the net operating loss carryforwards before they expire. The change in the valuation allowance for the years ended December 31, 2006 and 2005 was an increase of approximately $420,000 and $38,000, respectively.

As of December 31, 2006, the Company has available net operating loss carryforwards for federal and state income tax purposes of approximately $10,524,000 and $5,335,000, respectively. These net operating loss carryforwards may be used to reduce future taxable income, if any, and expire at various dates through 2026 for federal income tax purposes and through 2011 for state income tax purposes. The carryforwards are subject to review and possible adjustment by the Internal Revenue Service and the Commonwealth of Massachusetts. The amount of net operating loss carryforwards that the Company may utilize in any one year may be limited in the event of a significant change in ownership interests, as defined in the Internal Revenue Code.

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CASTion CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

9. COMMITMENT AND CONTINGENCIES:

Facility lease
The Company has an operating lease agreement for its facility expiring January 31, 2008. The lease agreement required monthly payments of $4,800 through January 2006 and increased to $5,200 per month in February 2006 through the lease expiration.

Future minimum annual lease payments, without regard to real estate taxes and operating costs are as follows:

Year Ending December 31,		Amount
2007	$	62,400
2008		5,200
	$	67,600

Rent expense for the years ended December 31, 2006 and 2005 was $90,807 and $86,407 respectively.

10. CONCENTRATIONS:

Concentration of credit risk arising from cash deposits in excess of insured limits
The Company maintains its cash balances primarily with one institution. At various times, the Company's cash balance may exceed the federally insured limit of $100,000. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant credit risk on cash.

Concentration of credit risk
The Company extends credit to customers throughout the United States and generally does not require collateral to support the accounts receivables. The Company has historically incurred minimal losses related to accounts receivables.

11. 401(K) PROFIT SHARING PLAN:

The Company has a 401(k) Profit Sharing Plan. Participants are eligible after attaining age 21 and completing 30 days of service. Employees are 100% vested in their contribution deferrals and the plan follows a 5 year vesting schedule for discretionary employer contributions. The Company made no discretionary contributions to the Plan in 2006 and 2005.

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CASTION CORPORATION
UNAUDITED BALANCE SHEET
June 30,
(in thousands)

	2007	2006

ASSETS
Current Assets:
Cash	$53	$102
Accounts Receivable, net	314	365
Inventories	243	674
Other Current Assets	25	26
Total Current Assets	635	1,167

Property and Equipment, net	111	136
Other Assets	6	151

Total Assets	$752	$1,454

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable	$599	$752
Short-Term Notes Payable	3,523	996
Deferred Revenue	379	1,773
Other Current Liabilities	342	298
Total Current Liabilities	4,843	3,819

Long Term Liabilities:
Loans and Lease Payable	-	319
Total Long Term Liabilities	-	319

Total Liabilities	4,843	4,138

Stockholders' Equity (Deficit):
Preferred Stock	3,406	3,971
Common Stock	825	825

Additional Paid-In Capital	5,530	4,964

Retained Earnings (deficit)	(13,636)	(12,228)
Treasury Stock	(216)	(216)

Total Equity	(4,091)	(2,684)

TOTAL LIABILITIES AND EQUITY	$752	$1,454

CASTION CORPORATION
UNAUDITED STATEMENT OF OPERATIONS
Six Months Ended June 30,
(in thousands)

	2007	2006

Operating Income	$929	$1,578
Cost of Goods Sold	1,151	1,774
Gross profit	(222)	(196)

Operating Expenses:
General and Admin.	359	338
Selling Expenses	148	127
Total Operating Expenses	507	465

Loss from Operations	(729)	(661)

Other Income (Expense):
Interest Income	2	-
Interest Expense	(143)	(56)
Total Other Income	(141)	(56)

Net Loss	$(870)	$(717)

CASTion Corporation
Statement of Cash Flows
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	2007	2006

Net Loss	$(870,373)	$(717,262)
Adjustments to reconcile net loss to net cash
used in operating activities :
Depreciation and amortization	14,810	18,711
Write-off lease acquisition costs	758	758
Net Changes in operating assets and liabilities :
Accounts receivable	(165,724)	(134,854)
Inventories	(19,915)	(512,519)
Prepaid expenses and employee advances	6,351	10,857
Accounts payable	67,021	386,612
Accrued expenses	(27,740)	(25,367)
Deferred revenue	(13,946)	974,998
Net cash used in operating activities	(1,008,757)	1,934

Investing activities
Purchase of machinery and equipment	(1,881)	(12,269)
Net cash used in investing activities	(1,881)	(12,269)

Financing activities
Net borrowings under line of credits	30,062	(5,000)
Proceeds from note payable - stockholders	611,397	45,013
Proceeds from note payable - future stockholder	409,039	-
Proceeds from long-term debt	0	68,118
Proceeds from note payable - future stockholder	0	(66,141)
Net cash provided by financing activities	1,050,498	41,990

Net increase in cash	39,859	31,655

Cash, beginning of period	12,649	70,230

Cash, end of period	$52,508	$101,885

CASTION CORPORATION

NOTES TO FINANCIAL STATEMENTS (Unaudited)
June 30, 2006 and 2007

NOTE 1: BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month periods ended June 30, 2006 and 2007 are not necessarily indicative of the results that may be expected for the years ended December 31, 2006 and 2007, respectively.

The balance sheets at June 30, 2006 and 2007 have been derived from unaudited financial statements at those dates but do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

For further information, refer to the audited financial statements and footnotes thereto included in this report on Form 8-K for the years ended December 31, 2006 and 2005 of CASTion Corporation (the “Company”).

NOTE 2: SUBSEQUENT EVENT

On July 2, 2007, the Company and its majority stockholders entered into an agreement with ThermoEnergy to sell all of their shares of Preferred Stock.

The total amount of Preferred Stock sold is summarized as follows:

CASTION CORPORATION

NOTES TO FINANCIAL STATEMENTS (Unaudited)
June 30, 2006 and 2007

NOTE 2: SUBSEQUENT EVENT (Continued)

		Shares
	Issued and	acquired by
	outstanding as of	ThermoEnergy	% of
	31-Dec-06	Corporation	ownership
Series C-1 Preferred Stock	124,968	89,744	71.80%
Series C-2 Preferred Stock	189,278	186,947	98.77%
Series C-3 Preferred Stock	125,000	125,000	100.00%
Series C-4 Preferred Stock	128,756	116,808	90.72%
	568,002	518,499

The total purchase price payable by ThermoEnergy to the sellers of the preferred shares consisted of the following:

1.	Cash in the amount of $2,000,000 that will be used by the Company to pay off the existing stockholders debt as of December 31, 2006 of $1,659,511 and additional borrowings incurred in 2007.

2.	An allocation of 4,394,338 shares of common stock of ThermoEnergy;

3.	Convertible promissory notes of ThermoEnergy in the aggregate principal amount of $3,353,126 and

4.	Warrants for the purchase of an amount of 4,232,425 shares of ThermoEnergy common stock.

Subsequent to July 2, 2007, the Company will be required to include its financial activity with the consolidated financial statements of ThermoEnergy and its continuation as a viable entity is dependent upon ThermoEnergy plans

In addition during 2007, the Company received approximately $358,000 of additional proceeds from its stockholders. As part of the purchase and sale agreement with ThermoEnergy, this additional debt will be paid off in 2007.